EXHIBIT 99.1

Century Communities Announces Stock Repurchase Program of up to Two Million Shares

Greenwood Village, Colorado (November 10, 2014) – Century Communities, Inc. (NYSE: CCS) (the “Company”) announced today that its Board of Directors has authorized a stock repurchase program under which the Company may repurchase of up to 2,000,000 shares of its outstanding common stock, $0.01 par value per share.

The shares may be repurchased from time to time in open market transactions at prevailing market prices, or by other means in accordance with federal securities laws. The actual manner, timing, amount and value of share repurchases under the stock repurchase program will be determined by management at its discretion and will depend on a number of factors, including the market price of the Company’s common stock and general market and economic conditions. There is no guarantee as to the number of shares that will be repurchased, and the stock repurchase program may be extended, suspended or discontinued at any time without notice at the Company’s discretion. As of November 5, 2014, the Company had approximately 21.5 million shares of common stock outstanding.

About Century Communities:

Founded in 2002, Colorado-based Century Communities is a builder of single-family homes, townhomes and flats in select major metropolitan markets in Colorado, Texas, and Nevada. The Company offers a wide variety of product lines and is engaged in all aspects of homebuilding, including the acquisition, entitlement and development of land and the construction, marketing and sale of homes. Century Communities is a top 50 homebuilder in the United States and is one of the top five fastest growing homebuilders by total revenue. To learn more about Century Communities please visit www.centurycommunities.com.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on historical information available at the time the statements are made and are based on management’s reasonable belief or expectations with respect to future events, and are subject to risks and uncertainties, many of which are beyond the Company’s control, that could cause actual performance or results to differ materially from the belief or expectations expressed in or suggested by the forward-looking statements. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law. Investors are referred to the Company’s registration statement for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

Contact Information:

Investor Relations:

303-268-8398

InvestorRelations@CenturyCommunities.com